Exhibit 4(c)17

Rules of the Westpac Banking Corporation Restricted Share Plan

Allens Arthur Robnson The Chifley Tower 2 Chifley Square Sydney NSW 2000 Australia Tel 61 2 9230 4000 Fax 61 2 9230 5333 © Copyright Allens Arthur Robinson 2007

Table of Contents

1.	Purpose		1
2.	Definitions and interpretations		1
3.	Interpretation		5
4.	Invitation to acquire Shares		6
	4.1	Issue	6
	4.2	Form of Invitation	6
	4.3	Share Price	7
5.	Application for Shares		7
6.	Methods of Share Acquisition		7
7.	Acquisition of Shares by the Plan Company		7
	7.1	Directions by the Board	7
	7.2	Payment of contributions	8
	7.3	Use of contributions	8
8.	Allocation of Shares		8
	8.1	Allocation to Participants	8
	8.2	Registered holder	9
	8.3	Identification of funds	9
	8.4	Non-acceptance of Application	9
	8.5	Error in Allocation	9
	8.6	Unallocated Shares	10
9.	Vesting of Shares		10
	9.1	Vesting Date	10
	9.2	Death, Total and Permanent Disablement or Retirement	10
	9.3	Retrenchment or employer ceases to be a Group Company	10
	9.4	Change of Control	11
	9.5	Shares forfeited under clause 10	12
10.	Forfeiture of Shares		12
	10.1	Breach, Fraud or Dishonesty	12
	10.2	Resignation or Dismissal	12
	10.3	Retrenchment, employer ceases to be a Group Company or Change of Control	12
	10.4	Forfeiture Mechanism	12
11.	Restrictions on dealing with Shares		13
	11.1	Application of Holding Lock	13
	11.2	Holding Lock restrictions	13
	11.3	Enforcement by Board	13
	11.4	Release from Holding Lock	13
12.	Rights attaching to Shares		13
	12.1	Ranking and Listing	13
	12.2	Voting rights	14
	12.3	Bonus Shares	14
	12.4	Rights Issues	14

13.	Commencement and termination		14
	13.1	Commencement	14
	13.2	Termination and Suspension	14
14.	Administration of the Plan		15
15.	Amendment of the Plan		15
	15.1	By the Board	15
	15.2	Listing Rules	16
16.	Issue limitations		16
17.	Law, Listing Rules and the Constitution		16
18.	Rights of Participants		16
19.	Attorney		17
20.	General		18
	20.1	Advice	18
	20.2	Relation of the Bank, Plan Company, Trustee and Participants	18
	20.3	Costs and Expenses	18
	20.4	Notices	18
	20.5	Dispute	20
	20.6	Governing Law	20

1.                                     WESTPAC BANKING CORPORATION (ABN 33 007 457 141)

RESTRICTED SHARE PLAN

RULES

1.                                     Purpose

The Westpac Banking Corporation Restricted Share Plan has been established as an initiative for creating a stronger link between employee performance and reward and increasing shareholder value by enabling Participants to have a greater involvement with, and share in, the future growth and profitability of the Bank.

2.                                     Definitions and interpretations

In this document the following terms have the following meanings:

Acquisition Date means in relation to Shares acquired under the Plan by, or for the benefit of, a Participant:

(a)                                  the date on which the Shares are allotted and issued to that Participant or, in the case of Shares purchased on behalf of that Participant, the name of that Participant is entered in the Bank’s register of members; or

(b)                                 such other date as may be determined by the Board in its discretion.

Application means an application on an Application Form by an Eligible Employee to acquire Shares under the Plan.

Application Form means the application form in such form as the Board may approve from time to time.

ASIC means the Australian Securities and Investments Commission.

ASIC Act means the Australian Securities and Investments Commission Act 2001 (Cth).

ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

Attorney means an attorney appointed by the Participant pursuant to the power of attorney in clause 19.

Australian ADI means an authorised deposit-taking institution, as defined by section 5 of the Banking Act 1959 (Cth).

Award means, in relation to a Participant, the number of Shares allocated in favour of that Participant pursuant to clause 8, having the same Acquisition Date.

Bank means Westpac Banking Corporation (ABN 33 007 457 141) or any company that becomes the holding company of Westpac Banking Corporation.

Board means the board of directors of the Bank from time to time.

Bonus Shares means Shares to which a holder of Shares is entitled in any pro rata issue by the Bank to holders of Shares for which no consideration is payable by the holder.

Business Day means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Sydney are authorised or required by law to be closed.

Change of Control occurs when a person’s voting power is more than (or will become more than) 35% in relation to the Bank (excluding any voting power held by virtue of acceptance under an off-market bid unless or until the bid is or becomes unconditional.)

Charity means an entity where gifts or contributions to that entity are deductible in accordance with Division 30 of the Tax Act or any charitable organisation as determined by the Board from time to time.

Class Order means an instrument made by ASIC that exempts each person in a class of persons from the Corporations Act, the ASIC Act or any part of either or both, or that modifies the application of the Corporations Act, the ASIC Act or any part of either or both in particular circumstances.

Constitution means the Bank’s constitution as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Disposal Restrictions means the restrictions on dealing with Shares as set out in clause 11.

Dual Listed Company Structure means an arrangement whereby, among other things, two corporations have a unified management structure, but where each of the two corporations retains its separate legal identity and existing stock exchange listing.

Eligible Employee means an Employee whom the Board determines is to receive an Invitation under the Plan. The Board may also determine at any time that an Employee who is located in a jurisdiction where it is, in the opinion of the Board, not reasonably practicable to invite participation in the Plan is not an Eligible Employee and that, until the Board determines otherwise, such Employee shall not receive an Invitation under the Plan.

Employee means any person who is in full-time or part-time employment of a Group Company.

Forfeited means that a Share is subject to the forfeiture provisions in clause 10.

Group Company means the Bank and any of its subsidiaries.

Holding Lock means a mechanism to prevent, in accordance with clause 11.2, dealings with Shares held by a Participant under the Plan during the Holding Lock Period with respect to those Shares.

Holding Lock Period means, in relation to Shares acquired under the Plan by, or for the benefit of, a Participant, the period from the Acquisition Date of those Shares until the earlier of:

(a)                                  the tenth anniversary of the Acquisition Date, or such other date as may be determined by the Board in its discretion;

(b)                                 the date on which the Participant ceases employment within the meaning of section 139CA(3) of the Tax Act;

(c)                                  the time of receipt by the Plan Company of a written consent of the Board approving a Release Request made by a Participant pursuant to clause 11.4; or

(d)                                 only if the Board determines in its absolute discretion, the date on which the Participant’s employer first ceases to be a Group Company.

Invitation means an invitation to apply to acquire Shares under the Plan, subject always to compliance with any Law.

Last Employment Date means, with respect to a particular Participant, the date on which:

(a)                                  that Participant ceases to be an Employee for whatever reason; or

(b)                                 that Participant’s employer (being a company other than the Bank) ceases to be a Group Company.

Law means the law of New South Wales and the applicable law of the jurisdiction in which an Eligible Employee is located at the time of receipt of an Invitation.

Listing Rules means the listing rules of the ASX as amended from time to time.

Market Price means:

(a)                                  in relation to the allocation of Shares acquired in On-Market Acquisitions, the average price per Share (rounded to the nearest whole cent, with one-half of one cent being rounded down) of all Shares so acquired by the Plan Company  for the purposes of making that allocation to each relevant Participant; and

(b)                                 in relation to the allocation of Shares that have been or are to be acquired by way of allotment and issue by the Bank to the Plan Company for the purposes of making that allocation to each relevant Participant:

(i)                                    the weighted average market price per Share of all Shares traded on the ASX during the one week period up to and including the day before the day on which the Shares are allocated to that Participant in accordance with clause 8 (and for this purpose the Board may exercise a discretion to include or exclude particular transactions from this calculation (e.g. “specials”) as it thinks fit); and

(ii)                                 if no Shares are traded on the ASX during that one week period, the price as determined by the Board.

(c)                                  in relation to Unallocated Shares which are then allocated to a Participant:

(i)                                    where the Unallocated Shares are part of an allocation that is to be partially satisfied out of On-Market Acquisitions of shares, the same as the Market Price for those shares purchased on-market as determined under paragraph (a) above; or

(ii)                                 in all other circumstances:

(A)                             the weighted average market price per Share of all Shares traded on the ASX during the one week period up to and including the day before the day on which the Unallocated Shares are allocated to that Participant in accordance with clause 8 (and for this purpose the Board may exercise a discretion to include or exclude particular transactions from this calculation (e.g. “specials”) as it thinks fit); and

(B)                               if no Shares are traded on the ASX during that one week period, the price as determined by the Board.

Minimum Parcel means the number of Shares determined by the Board from time to time.

On-Market Acquisition means the acquisition of Shares in the ordinary course of trading or otherwise on a Trading Day on the ASX.

Participant means:

(a)                                  an Eligible Employee who returns a duly completed Application Form in accordance with clause 5(a);

(b)                                 the legal personal representative of that Eligible Employee where that legal personal representative, having satisfied the requirements of the Constitution, is the shareholder named in the Bank’s register of members; or

(c)                                  if, because of the Bankruptcy Act 1966 (Cth) or equivalent legislation in any other jurisdiction, Shares (or any interests in Shares) held under the Plan that form part of the property of an Eligible Employee vest in the trustee of that Eligible Employee’s estate, that trustee, whether or not the name of that trustee had been entered in the Bank’s register of members.

Plan means the Westpac Banking Corporation Restricted Share Plan.

Plan Company means an entity other than a Westpac Related Body Corporate, nominated from time to time by the Board.

Release Request means a duly completed request executed by a Participant in a form approved by the Board from time to time, for permission from the Board to have released from a Holding Lock all or a specified number (being not less than a Minimum Parcel, unless the number of Vested Shares remaining in the Plan for that Participant is less than a Minimum Parcel in which case the Release Request must be in respect of all of the remaining Vested Shares) of Shares held by that Participant under the Plan.

Relevant Value in relation to an Eligible Employee means the amount determined by the Board and specified in an Invitation to that Eligible Employee.

Restrictions means the restrictions on dealing with Shares as set out in clause 11 and any other restrictions which the Board determines from time to time shall apply to Shares offered to all or some Eligible Employees.

Retirement means the voluntary cessation of employment of a Participant with a Group Company solely by reason of that Participant having notified that Group Company of his or her intention to permanently leave the workforce.

Rules means the rules of the Plan as set out in this document.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Shares means fully paid ordinary shares in the capital of the Bank.

Tax includes any tax, levy, impost, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or both, as the context requires.

Total and Permanent Disablement means that the Participant has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Participant unlikely ever to engage in any occupation with the Bank or any other Group Company for which he or she is reasonable qualified by education, training or experience.

Trading Day means a day on which Shares are traded on the ASX.

Trust Deed means the deed poll entered into by the Trustee for the purposes of holding money, Shares and other property on trust for Participants and other persons in accordance with the Rules and includes any amendment to the Trust Deed.

Trustee means the person or entity nominated by the Board from time to time which may hold contributions from Group Companies and Shares on trust for the persons or classes of persons as set out in these Rules on the terms and conditions set out in these Rules and the Trust Deed.

Unallocated Shares means Shares acquired at any time:

(a)                                  by the Plan Company under clause 7.3(a) for the purposes of the Plan which have not been allocated to Participants under clause 8.1;

(b)                                 by the Trustee under clause 8.5; and

(c)                                  by the Trustee under clause 10.4.

Unvested Shares means Shares which have not vested in accordance with clause 9.

Vested Shares means Shares which have vested in accordance with clause 9.

Vesting Date means, unless an Invitation to an Eligible Employee specifies otherwise, the third anniversary of the Acquisition Date, or such other date as may be determined by the Board in its discretion.

Year of Income means a period of 12 months ending on 30 June in any year and including the period commencing on the date of commencement of this Plan and terminating on the next 30 June and the period ending on the date of termination of the Plan and commencing on the preceding 1 July or any other period determined by the Board in its discretion.

3.                                     Interpretation

In this document unless the contrary intention appears:

(a)                                  a gender includes all genders;

(b)                                 the singular includes the plural and vice versa;

(c)                                  a reference to any legislation or to a provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it;

(d)                                 headings are for convenience only and do not affect the interpretation of these Rules;

(e)                                  reference to a clause or paragraph is a reference to a clause or paragraph of these Rules, or the corresponding Rule or Rules of this Plan as amended from time to time;

(f)                                    where any word or phrase is given a definite meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)                                 where the time for doing any act, matter or thing under these Rules falls on a day which is not a Business Day, it shall be done on the next succeeding Business Day; and

(h)                                 terms which are defined in the Corporations Act bear the same meaning when used in this document.

4.                                     Invitation to acquire Shares

4.1                              Issue

In its absolute discretion and subject to these Rules, the Board may from time to time issue or cause to be issued Invitations on behalf of the Bank to Eligible Employees. The Board may further determine that those Invitations be made on a differential basis to Eligible Employees, different classes of Eligible Employees or to Eligible Employees within the same class, as the case may be.

4.2                              Form of Invitation

(a)                                  An Invitation may take any form determined by the Board from time to time and must specify or include the following information:

(i)                                    the date of the Invitation;

(ii)                                 the name of the Eligible Employee to whom the Invitation is made;

(iii)                              the Relevant Value in respect of each Employee;

(iv)                             the Vesting Date;

(v)                                the Disposal Restrictions which will attach to the Shares acquired by the Eligible Employee;

(vi)                             the time period in which to make an Application in respect of the Invitation; and

(vii)                          any other material terms and conditions required by any Law and any relevant Class Order and any other terms and conditions applicable to the Invitation including the requirement that the Eligible Employee must continue to be and remain an Eligible Employee on the date that Shares are allocated under clause 8.

(b)                                 Eligible Employees will be issued an Application Form and such explanatory and other material in respect of the Plan as the Board considers appropriate, or as is required by Law and any relevant Class Order.

(c)                                  An Application Form and other material for the purpose of this clause 4.2 may be in electronic form, in which case references in these Rules to completing and submitting an Application Form will, subject to the Constitution, the Law and any Class Order be taken to be satisfied by the completion and submission of information in electronic form in any manner specified in the Application Form.

4.3                              Share Price

Unless otherwise determined by the Board, an Eligible Employee will not be required to make any payment to acquire Shares granted by the Bank under the Plan.

5.                                     Application for Shares

(a)                                  An Eligible Employee who receives an Invitation may only make an Application by submitting a duly completed Application Form in respect of the total Relevant Value specified in the Invitation within the time period and as otherwise specified in the Invitation.

(b)                                 If, on submitting the duly completed Application Form in accordance with paragraph (a) of this clause 5, the Eligible Employee’s employment or appointment with the Group Company has not ceased, he or she:

(i)                                    becomes a Participant;

(ii)                                 irrevocably offers to acquire Shares under the Plan in accordance with the terms of the Invitation, and

(iii)                              agrees to become a member of the Bank and to be bound by the terms of the Invitation and by these Rules.

6.                                     Methods of Share Acquisition

Shares may be acquired for the purposes of the Plan:

(a)                                  by way of allotment and issue of Shares by the Bank to the Participant; or

(b)                                 by the Plan Company making an On-Market Acquisition.

7.                                     Acquisition of Shares by the Plan Company

7.1                              Directions by the Board

Subject to these Rules, the Listing Rules, the Constitution, the Trust Deed and any relevant Law or Class Order, the Plan Company and the Trustee must comply with any direction given to it by the Board as to the operation of the Plan.

7.2                              Payment of contributions

Any Group Company may pay to the Plan Company contributions in each case as determined by the Board from time to time, within a reasonable time period before or after acquisition of Shares to be used for the purposes of the Plan.

7.3                              Use of contributions

(a)                                  Upon receipt of contributions from a Group Company, the Plan Company must use such contributions to acquire Shares (and to meet any costs associated with such acquisitions) for Participants within a reasonable period, unless the Plan Company has already acquired Shares in advance of receiving the contributions in which case it may use the contributions to reimburse itself for the purchase or subscription price for the Shares and any costs associated with the acquisition.

(b)                                 Pending the payment of contributions to the Plan Company for the purposes of acquiring Shares in respect of a Participant, the Bank shall ensure that an amount equal to the amount required for the acquisition of Shares is held in a trust account conducted by the Bank with itself or with some other Australian ADI solely for the purposes of the Plan. Moneys deposited in that account shall not earn any interest.

(c)                                  Any surplus contributions will be applied by the Plan Company towards the costs of administering the Plan or if so directed by the Board will be transferred to the Trustee for the purposes of the trust established under the Trust Deed.

(d)                                 Any money held by the Plan Company at the end of a Year of Income shall be applied by the Plan Company, if so directed by the Board, in whole or in part for the benefit of one or more of the following beneficiaries as nominated by the Board:

(A)                             an employee share or option plan, scheme or trust established and maintained by any Group Company for the benefit of all or any Employees;

(B)                               a provident, superannuation or retirement fund established and maintained by any Group Company for the benefit of all or any Employees;

(C)                               a plan, scheme or trust established and maintained by any Group Company for the benefit of all or any Employees; or

(D)                              any Charity.

8.                                     Allocation of Shares

8.1                              Allocation to Participants

(a)                                  Each Participant, who continues to be an Employee as at the date on which Shares are allocated under this Plan, shall be allocated such number of Shares as is determined in accordance with the following formula:

Number of Shares =	Relevant Value
Market Price

(b)                                 Where the number of Shares to be allocated under paragraph (a) of this clause 8.1 is not a whole number, the number shall be rounded down to the nearest whole number.

(c)                                  Each Participant agrees that the transfer of any Shares to the Participant by the Trustee or Plan Company or the registration of any Shares in the name of the Participant at the direction of the Trustee or the Plan Company satisfies any right of the Participant to be allocated an equivalent number of Shares under paragraph (a) of this clause 8.1 and discharges any obligation of the Bank to make such allocation.

8.2                              Registered holder

Shares acquired for a Participant pursuant to an Invitation are to be registered in the name of the Participant.

8.3                              Identification of funds

The Plan Company is not required to identify any Shares it acquires under the Plan with any particular funds it receives from any Group Company in respect of any Participant, but must allocate the Shares purchased among the relevant Participants as determined by the Board.

8.4                              Non-acceptance of Application

(a)                                  In the event that the Bank does not, under clause 8.1, allocate Shares to a Participant, the Bank shall:

(i)                                    provide notification to that Participant that it does not wish to accept that Participant’s Application in relation to those Shares; and

(ii)                                 undertake any other action as it sees fit.

(b)                                 If paragraph (a) of this clause 8.4 applies to a Participant, the Invitation to that Participant, and the Application by that Participant in relation to that Invitation, shall be deemed never to have been made.

8.5                              Error in Allocation

If any Share is allocated under this Plan in error or by mistake to a person (the Mistaken Recipient) who is not the intended recipient of that Share, the Mistaken Recipient shall have no right or interest, and shall be taken never to have had any right or interest, in that Share and shall hold that Share absolutely for the benefit of the Trustee. Each Participant irrevocably appoints each officer of the Plan Company as the Attorney of the Participant to execute and deliver any instrument of transfer or other document necessary or desirable to effect such a transfer from the Mistaken Recipient to the Trustee. The Plan Company is required to execute the instrument of transfer within a reasonable period of time.

8.6                              Unallocated Shares

If, after allocating Shares to Participants under clause 8.1 , there remains Unallocated Shares, the Plan Company shall transfer Unallocated Shares to the Trustee and the Trustee shall, if so directed by the Board:

(a)                                  allocate those Unallocated Shares to one or more Eligible Employees as nominated by the Board from time to time;  or

(b)                                 (i)                                   transfer those Unallocated Shares;

(ii)                                 sell those Unallocated Shares and distribute the net sale proceeds;  or

(iii)                              undertake any combination of paragraph (i) or paragraph (ii),

to one or more of the following beneficiaries as nominated by the Board:

(iv)                             an employee share or option plan, scheme or trust established and maintained by any Group Company for the benefit of all or any Employees;

(v)                                a provident, superannuation or retirement fund established and maintained by any Group Company for the benefit of all or any Employees;

(vi)                             a plan, scheme or trust established and maintained by any Group Company for the benefit of all or any Employees;  or

(vii)                          any Charity;  or

(c)                                  undertake any combination of paragraphs (a) and (b) .

9.                                     Vesting of Shares

9.1                              Vesting Date

Except as provided in clauses 9.2 to 9.4 inclusive, on the Vesting Date a Participant’s Shares held under this Plan become Vested Shares, unless prior to the Vesting Date, the Shares are Forfeited in accordance with clause 10.

9.2                              Death, Total and Permanent Disablement or Retirement

If a Participant who holds Unvested Shares ceases to be an Employee as a result of his or her death or Total and Permanent Disablement or Retirement, all the Participant’s Unvested Shares held under this Plan become Vested Shares on the Last Employment Date.

9.3                              Retrenchment or employer ceases to be a Group Company

If a Participant holds Unvested Shares and

(i)                                    ceases to be an Employee as a result of the retrenchment of that Participant; or

(ii)                                 that Participant’s employer (being a company other than the  Bank) ceases to be a Group Company,

only that number of Unvested Shares calculated in accordance with the following formula will become Vested Shares on the Last Employment Date:

X =	A x B
C

Where:

X                                     is the number of Shares which will vest;

A                                      is the number of Unvested Shares comprised in an Award held by the Participant under the Plan;

B                                      is the number of days from and excluding the Acquisition Date of the Unvested Shares in the relevant Award up to and including the Last Employment Date or such other date as the Board may determine;

C                                      is the number of days from and excluding the Acquisition Date of the Unvested Shares in the relevant Award up to and including the Vesting Date,

with all other Unvested Shares held subject to this Plan being Forfeited in accordance with clause 10.4 on that Participant’s Last Employment Date.

Where the number of Shares to become Vested Shares under this clause 9.3 is not a whole number, the number shall be rounded down to the nearest whole number.

9.4                              Change of Control

Where there is publicly announced any proposal (whether by takeover bid, scheme of arrangement or otherwise but excluding a proposal for a Dual Listed Company Structure) in relation to the Bank which the Board reasonably believes may lead to a Change of Control, the Board shall, notwithstanding any other provisions of these Rules or the Shares held by each Participant, notify (the day of such notice being the Notice Date) each Participant in writing that the number of Shares calculated in accordance with the following formula have become Vested Shares on the Notice Date:

X =	A x B
C

Where:

X                                      is the number of Shares which will vest;

A                                      is the number of Unvested Shares comprised in an Award and held by the Participant on the Notice Date;

B                                      is the number of days from and excluding the Acquisition Date of the Unvested Shares in the relevant Award up to and including the Notice Date; and

C                                      is the number of days from and excluding the Acquisition Date of the Unvested Shares in the applicable Award up to and including the Vesting Date,

with all other Unvested Shares held subject to this Plan being Forfeited in accordance with clause 10.4 on the Notice Date.

Where the number of Shares to become Vested Shares under this clause 9.4 is not a whole number, the number shall be rounded down to the nearest whole number.

9.5                              Shares forfeited under clause 10

For the purpose of clauses 9.1 to 9.4 included a Participant will be taken not to hold any Unvested Shares which are Forfeited under clause 10, even if at the relevant time those Shares are still registered in the name of the Participant.

10.                              Forfeiture of Shares

10.1                       Breach, Fraud or Dishonesty

Unless the Board determines otherwise, a Participant forfeits any right or interest in Shares (irrespective of whether the Shares have vested) held by that Participant at that time under the Plan subject to a Holding Lock if, in the opinion of the Board, the Participant has acted fraudulently or dishonestly or is or has been in material breach of his or her obligations to any Group Company.

10.2                       Resignation or Dismissal

If a Participant ceases to be an Employee as a result of his or her resignation or dismissal all Unvested Shares held by the Participant under the Plan will be Forfeited on the Last Employment Date, unless the Board in its absolute discretion determines that a Participant who has resigned or has been dismissed is entitled to have some Shares treated as Vested Shares, in which event those Vested Shares will not be Forfeited.

10.3                       Retrenchment, employer ceases to be a Group Company or Change of Control

Subject to clauses 9.3 and 9.4, all Unvested Shares held by the Participant will be Forfeited on the Last Employment Date or the Notice Date (as applicable).

10.4                       Forfeiture Mechanism

Unless the Board determines otherwise:

(a)                                  any Shares or right or interest in Shares Forfeited by a Participant under this clause 10 will, upon forfeiture, be transferred by an Attorney on behalf of that Participant to the Trustee;

(b)                                 the Trustee must deal with those Shares as Unallocated Shares in accordance with the provisions of clause 8.6; and

(c)                                  the Trustee will pay to that Participant the sum of $1.00 for all the Shares Forfeited under this clause 10.4.

11.                              Restrictions on dealing with Shares

11.1                       Application of Holding Lock

A Holding Lock will be applied by the Bank to all Shares held by a Participant under the Plan for the duration of the Holding Lock Period and the Participant:

(a)                                  agrees that the Shares so held by the Participant will be subject to a Holding Lock for the duration of the Holding Lock Period; and

(b)                                 undertakes not to make a Release Request (or permit or authorise another person to do so) unless the Shares have become Vested Shares.

The Board has an absolute discretion as to whether or not a Release Request made by a Participant will be approved and any such approval may be granted subject to one or more conditions.

11.2                       Holding Lock restrictions

While subject to a Holding Lock, Shares acquired and held under the Plan by or for the benefit of a Participant cannot be transferred by the Participant and the Participant must not grant (or purport to grant) any Security Interest in or over or otherwise dispose of or deal with (or purport to otherwise dispose or deal with) any Shares acquired under the Plan or any interest in any Shares acquired under the Plan held by the Participant.

11.3                       Enforcement by Board

The Board shall be entitled to prescribe, take and enforce such action, steps or arrangements as it considers necessary, desirable or appropriate to enforce or give further effect to the provisions of clauses 11.1 and 11.2  so as to ensure the Disposal Restrictions are satisfied.

11.4                       Release from Holding Lock

Subject to clause 8.5, a Participant shall be entitled at any time to submit a Release Request to the Board in respect of any Vested Shares. If a Release Request by a Participant is approved by the Board, the Board shall release those Vested Shares from the Holding Lock within a reasonable period from the date of receipt of the Release Request. In relation to any Shares which are Vested Shares, the Board shall be entitled to release the Vested Shares from a Holding Lock without having received a Release Request from a Participant and may remove those Shares from the Plan.

12.                              Rights attaching to Shares

12.1                       Ranking and Listing

(a)                                  A Participant is entitled to receive any dividend or other distributions paid or made on Shares (including Vested Shares and Unvested Shares) held by that Participant under the Plan. This applies notwithstanding the application of a Holding Lock.

(b)                                 If Shares are allotted or issued under this Plan, they will, from the Acquisition Date, rank equally with all other issued Shares. The Bank will apply for official quotation of these Shares on each stock exchange on which Shares are quoted.

12.2                       Voting rights

A Participant may exercise any voting rights attaching to the Shares (including Vested Shares and Unvested Shares) held by that Participant under the Plan, or may appoint a proxy to represent and vote for him or her, at any meeting of the members of the Bank. This applies notwithstanding the application of a Holding Lock.

12.3                       Bonus Shares

(a)                                  Any Bonus Shares in respect of Shares (the Original Shares) that, at the closing date for determining entitlements to those Bonus Shares, are allocated to that Participant under the Plan and registered in the name of that Participant, shall also be held by that Participant under the Plan and be subject to a Holding Lock.

(b)                                 Bonus Shares shall be deemed to be subject to the same Restrictions for the purposes of the Plan as if they were the Original Shares and shall be treated as Unvested Shares unless and until the Original Shares are Vested Shares.

(c)                                  The Plan Company will not sell the Bonus Shares or transfer them to the Participant unless the Plan Company sells or transfers the Original Shares.

12.4                       Rights Issues

A Participant is entitled to:

(a)                                  participate in any pro rata rights issue of Shares made to existing Shareholders by the Bank in respect of Shares held under the Plan; and

(b)                                 sell any renounceable rights acquired in respect of Shares held by the Participant under the Plan.

13.                              Commencement and termination

13.1                       Commencement

The Plan takes effect from the date of resolution by the Board adopting the Plan or as such later date as may be specified by the Board in that resolution.

13.2                       Termination and Suspension

The Board may terminate or suspend the operation of the Plan at any time by resolution of the Board, provided that in the case of termination all Shares then subject to a Holding Lock shall be released from the Holding Lock on the date of termination or on such other date specified in that resolution.

14.                              Administration of the Plan

(a)                                  The Plan shall be administered by the Board which shall have power to delegate to any one or more persons (including, but not restricted to a committee of the Board) for such period and on such conditions as the Board may determine the exercise of its powers or discretions arising under the Plan.

(b)                                 The Board may at any time and from time to time:

(i)                                    give directions to any one or more persons appointed under paragraph (a) of this clause 14 as to the manner of the exercise of any discretions under these Rules or the Plan; and

(ii)                                 amend any of those directions,

and where the Board has given such a direction, the person or persons (as the case may be) must exercise the relevant discretion in accordance with that direction.

(c)                                  The Board shall have power to:

(i)                                    determine appropriate procedures for administration of the Plan consistent with the provisions of these Rules; and

(ii)                                 resolve conclusively all questions of fact or interpretation and all calculations arising in connection with the Plan.

(d)                                 The Board may at any time appoint or engage specialist service providers for the operation and administration of the Plan.

(e)                                  The Board shall ensure a complete register of Participants is maintained to facilitate efficient management and administration and to comply with regulatory reporting requirements.

15.                              Amendment of the Plan

15.1                       By the Board

Subject to clause 15.2, the Board may at any time and from time to time by resolution:

(a)                                  amend all or any of these Rules or all or any of the rights or obligations of the Participants or any of them; and

(b)                                 formulate (and subsequently amend) special terms and conditions, in addition to those set out in these Rules, to apply to Participants employed in, resident in, or who are citizens of, countries other than Australia. Each of such sets of special terms and conditions shall be restricted in its application to those Participants employed in, resident in, or who are citizens of the foreign country or countries specified by the Board, and may be revoked, added to or varied under paragraph (a) of this clause 15.1.

15.2                       Listing Rules

The Board’s exercise of its powers under clause 15.1 is subject to any restrictions or procedural requirements relating to the amendment of the rules of an employee incentive scheme imposed by the Listing Rules and applicable to the Plan or the Shares, as the case may be, unless those restrictions or requirements are relaxed or waived by the ASX or any of its delegates either generally or in a particular case or class of cases and either expressly or by implication.

16.                              Issue limitations

(a)                                  The total number of unissued Shares which may be offered at any time to Eligible Employees under the Plan shall not exceed the maximum permitted under any Class Order providing relief from the prospectus regime of the Corporations Act to ensure compliance with such Class Order.

(b)                                 Shares may not be offered under the Plan to an Eligible Employee to the extent that, immediately following acceptance of the Shares, either the Eligible Employee would hold a legal or beneficial interest in more than five percent (5%) of the Shares or would be in a position to cast, or control the casting of, more than five percent (5%) of the maximum number of votes that might be cast at a general meeting of the Bank.

17.                              Law, Listing Rules and the Constitution

The Rules and all offers and issues of Shares under the Plan are subject to the Law, the Listing Rules and the Bank’s Constitution, each as in force from time to time.

18.                              Rights of Participants

Nothing in these Rules:

(a)                                  confers on any Eligible Employee or Participant the right to continue as an employee of any Group Company;

(b)                                 confers on any Employee the right to become or remain an Eligible Employee or to participate under the Plan;

(c)                                  affects any rights which a Group Company may have to terminate the employment of an Eligible Employee or Participant;

(d)                                 may be used to increase damages in any action brought against any Group Company in respect of any such termination and a Participant shall waive any and all rights to compensation or damages in consequence of any such termination in so far as those rights arise or may arise from that Participant ceasing to have rights to any Shares under the Plan as a result of termination; or

(e)                                  confers any responsibility or liability on any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Employees or Participants at any time whether before or after termination of the Plan.

19.                              Attorney

(a)                                  Each Participant, in consideration of being entitled to participate in the Plan as an Eligible Employee provides a power of attorney on the terms set out in this clause 19.

(b)                                 For valuable consideration, each Participant irrevocably appoints the Plan Company and each officer or employee of the Plan Company from time to time  (each an Attorney), severally as the Attorney of the Participant to:

(i)                                    execute and deliver any instrument of transfer or other document necessary or desirable to effect any transfer of Shares on behalf of the Participant under the Rules; and

(ii)                                 do all acts or things on behalf of and in the name of the Participant which may be convenient or necessary for the purpose of giving effect to the Rules.

(c)                                  The Attorney may delegate his or her powers (including this power) and revoke such delegation.

(d)                                 An Attorney may exercise his or her power even if doing so involves a conflict of interest.

(e)                                  If requested by the Plan Company or an Attorney, the Participant must formally approve anything that the Attorney may do under this clause 19.

(f)                                    The Participant indemnifies the Attorney against each claim, action, proceeding, judgement, damage, cost, loss, expense or liability incurred or suffered by or brought or made or recovered against the Attorney in connection with the exercise of any of the powers and authorities conferred by this  power of attorney.

(g)                                 The exercise by the Attorney of the powers and authorities conferred by this power of attorney does not involve any assumption by the Attorney, or any body which he or she is a partner or employed, of personal liabilities in connection with the exercise of the powers and authorities or the consequences of doing so.

(h)                                 The Participant authorises the Attorney to exercise the powers and authorities conferred by this power of attorney even if it involves a conflict of duty or the Attorney (or a person they know) have a personal interest in doing so.

(i)                                     This power of attorney is intended to have effect as a deed.

20.                              General

20.1                       Advice

Eligible Employees should obtain their own independent advice on the financial, taxation and other consequences to them of or relating to participation in the Plan, the acquisition of Shares under the Plan and the subsequent disposal of those Shares.

20.2                       Relation of the Bank, Plan Company, Trustee and Participants

(a)                                  Except when acting as an Attorney, the Plan Company acts as principal in relation to the Plan and not as an agent of the Bank or of Participants.

(b)                                 The Trustee acts as trustee on the terms and conditions set out in the Trust Deed and these Rules in respect of Unallocated Shares.

(c)                                  When acquiring or  arranging for the issue or allocation of Shares and when acquiring and dealing with Unallocated Shares, but not otherwise, the Plan Company acts as trustee for the relevant Participant until such time as those Shares have been acquired, allocated to that Participant or the Trustee and registered in the Participant’s or Trustee’s name. All other fiduciary obligations or duties of the Plan Company to any Participant that might otherwise be implied or imposed by law or equity are expressly excluded to the extent permitted by law, including without limitation any such obligation or duty arising under any statute.

(d)                                 The Plan Company is not a trustee for the Bank or, except as provided by paragraph (b) of this clause 20.2, any Participant.

(e)                                  The Bank does not have any entitlement to Shares or other property held by the Trustee under the terms of the Trust Deed.

20.3                       Costs and Expenses

With the exception of Taxes that may be levied on the Plan Company or the Trustee in respect of the acquisition of Shares on behalf of Participants under this Plan (allocated to relevant Participants in such proportion as the Board in its discretion determines), a Participant will not be liable for any costs incurred by the Plan Company or the Trustee in connection with the implementation and administration of the Plan (including without limitation brokerage and GST on brokerage) unless the Board in its discretion determines otherwise. If the Board so determines, the Board must inform the Participant prior to allocating any expense or Taxes to a Participant.

Subject to the preceding paragraph, the Bank will pay all expenses, costs and charges in relation to the establishment, implementation and administration of the Plan, including all costs incurred in or associated with the allotment and issue or purchase of Shares (except for brokerage and Taxes which are allocated to Participants) for the purposes of the Plan.

20.4                       Notices

Any notice, direction, consent or other communication (a Notice) given or made under these rules:

(a)                                  is validly given if it is handed to the addressee, faxed at the fax number last notified by that person, emailed to the last email address notified by that person, or posted prepaid post  (first class airmail if to an overseas address) to the last known address of the addressee;

(b)                                 must be in writing and signed by the sender or a person duly authorised by the sender and if sent by e-mail:

(i)                                    the Notice must be signed by a person clearly authorised by the sender in a manner which complies with the electronic signature guidelines; and

(ii)                                 the sender must keep an electronic and a printed copy of the Notice sent;

(c)                                  except as provided in paragraph (d) below, will be taken to be duly given or made:

(i)                                    in the case of delivery in person, when personally received;

(ii)                                 in the case of delivery by post, three Business Days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)                              in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)                             in the case of email complying with paragraph (b), on the first to occur of:

(A)                             receipt by the sender of an email acknowledgement from the recipient’s information system showing that the Notice has been delivered to the email address stated above;

(B)                               the time that the Notice enters an information system which is under the control of the recipient; and

(C)                               the time that the Notice is first opened or read by an employee or officer of the recipient,

but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 5pm (local time) it will be taken to have been duly given or made at the start of business on the next Business day in that place; and

(d)                                 in the case of any Application Form or a Release Request, that application or request will not be taken to have been received by or on behalf of the Bank until it is actually received by the Bank at the address nominated from time to time by the Board or, if the terms of an Application Form or Release Request permit it to be submitted in electronic form, then that Application Form or Release Request will not be taken to have been received by or on behalf of the Bank until all conditions specified by the Board from time to time for the submission of that Application Form or Release Request have been satisfied.

20.5                       Dispute

Any disputes or differences of any nature arising under the Plan shall be referred to the Board and its decision shall be final and binding in all respects.

20.6                       Governing Law

This Plan and the rights of Participants under its Rules are governed by the laws in force in New South Wales.